EXHIBIT 21.1
HOLLY CORPORATION
SUBSIDIARIES OF REGISTRANT

State of
Incorporation
Name of Entity	or Organization

Black Eagle, Inc.	Delaware
Holly Logistics Services, L.L.C.	Delaware
HEP Logistics Holdings, L.P.	Delaware
Holly Petroleum, Inc.	Delaware
Holly Payroll Services, Inc.	Delaware
Holly Refining & Marketing Company	Delaware
Holly Refining & Marketing Company – Woods Cross	Delaware
Holly Refining Communications, Inc.	Delaware
Holly UNEV Pipeline Company	Delaware
Holly Utah Holdings, Inc.	Delaware
Holly Western Asphalt Company	Delaware
Lea Refining Company	Delaware
Lorefco, Inc.	Delaware
Lovington-Artesia, L.L.C.	Delaware
Montana Refining Company, a Partnership (1)	Montana
Montana Retail Corporation	Delaware
N148H Exchange, L.L.C.	Delaware
N18HN Exchange, L.L.C.	Delaware
N560BC Exchange, L.L.C.	Delaware
Navajo Crude Oil Purchasing, Inc.	New Mexico
Navajo Holdings, Inc.	New Mexico
Navajo Northern, Inc.	Nevada
Navajo Pipeline Co., L.P. (2)	Delaware
Navajo Pipeline GP, L.L.C.	Delaware
Navajo Pipeline LP, L.L.C.	Delaware
Navajo Refining Company, L.L.C. (3)	Delaware
Navajo Refining GP, L.L.C.	Delaware
Navajo Refining LP, L.L.C.	Delaware
Navajo Western Asphalt Company	New Mexico
NK Asphalt Partners (5)	New Mexico
Porcupine Ridge Pipeline, L.L.C.	Delaware
UNEV Pipeline, L.L.C.	Delaware
Woods Cross Refining Company, L.L.C. (4)	Delaware

(1)	Montana Refining Company, a Partnership also does business as Montana Refining Company.

(2)	Navajo Pipeline Co., L.P. also does business as Navajo Pipeline Co.

(3)	Navajo Refining Company, L.L.C. also does business as Navajo Refining Company.

(4)	Woods Cross Refining Company, L.L.C. does business as Holly Refining & Marketing Company – Woods Cross.

(5)	NK Asphalt Partners does business as Holly Asphalt Company.